Exhibit 10.1

AMENDMENT NO. 1 TO

BRANCH PURCHASE AND ASSUMPTION AGREEMENT

This Amendment No. 1 to the Branch Purchase and Assumption Agreement (this “Amendment”), dated as of August 31, 2010, is entered into by and between First Mid-Illinois Bank & Trust, N.A., a national association with its main office located in Mattoon, Illinois (“Buyer”), and First Bank, a Missouri state chartered bank with its main office located in Creve Coeur, Missouri (“Seller”).  Capitalized terms used but not defined in this Amendment have the respective meanings assigned to them in the Agreement.

WHEREAS, Buyer and Seller have entered into that certain Branch Purchase and Assumption Agreement, dated as of May 7, 2010 (the “Agreement”), pursuant to which, among other things, Buyer agreed to acquire certain assets, and to assume certain liabilities, from Seller, upon the terms and subject to the conditions set forth therein (the “Acquisition”); and

WHEREAS, the parties hereto desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

AMENDMENTS

Notwithstanding anything to the contrary contained in the Agreement, the Agreement is hereby amended in the following respect:

Section 1.1 Schedule 1.1(a) to the Agreement is hereby amended to remove the following Branch Office from the list of Owned Real Property to be transferred by Seller to Buyer at Closing: “331 East Main Street, Knoxville, Illinois 61448.”

Section 1.2 Section 1.1(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(d)           Loans.  All loans or extensions of credit listed on Schedule 1.1(d) and all loans or extensions of credit made from the date of Schedule 1.1(d) up to the Closing Date and attributable to the Branch Offices (the “Preclosing Loans,” and together with all loans and extensions of credit listed on Schedule 1.1(d), the “Loans”), plus accrued but unpaid interest on such Loans through the Closing Date; provided, however, that, unless otherwise agreed to by the parties, the Loans shall not include (i) any loans or extensions of credit that, at the Measurement Date or the Closing Date, (A) are on nonaccrual status, (B) are 30 days or more past due, (C) are classified as “substandard,” “doubtful” or “loss” as of the date of the most recent examination of Seller or, in the reasonable judgment of Buyer and applying Seller’s rating system in a manner consistent with its past practices, would be rated watch or lower, (D) have had insurance force-placed, (E) are in connection with a borrower that has filed a petition for relief under the United States Bankruptcy Code prior to the Closing Date, (F) have specific reserves as shown on Seller’s books and records, of (G) are excluded pursuant to Section 7.6, or (ii) any loans subject to Participation Agreements in the event that Seller, as of the Closing Date, has not obtained from all participants under the respective Participation Agreement waivers of the participants’ right to put-back their portion of any participated loan in the event that Seller assigns or transfers Seller’s interest in the participated loan.  Notwithstanding the foregoing, the loans listed on Schedule 1.1(d)(i) shall be excluded from the Assets and all of such excluded loans shall be retained by Seller (collectively, with the loans excluded pursuant to clauses (i) and (ii) of this Section 1.1(d), the “Excluded Loans”).
Section 1.3 Schedule 1.1(e) to the Agreement is hereby amended to include the items listed on Schedule A hereto, and such items will constitute Personal Property for purposes of the Agreement.  Schedule 1.1(e) to the Agreement is hereby further amended to exclude the items listed on Schedule B hereto, and such items will constitute Excluded Assets for purposes of the Agreement.

Section 1.4 Section 1.2(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a)           Deposit Liabilities.  All deposit liabilities maintained at the Branch Offices, in accordance with the terms of the agreements pertaining to such deposits, as shown on the books and records of Seller as of the close of business on the Closing Date, including accrued but unpaid interest thereon through the Closing Date, except (i) for deposit liabilities that represent loan escrow accounts or (ii) as provided in this subsection and in Section 2.3(c) hereof (the “Deposits” or “Deposit Liabilities”), other than any Pre-Closing Event Liability related to or in respect of such Deposits.  The Deposit Liabilities as they existed on April 30, 2010 are identified on Schedule 1.2(a)(i).  As soon as practicable after the date of execution of this Agreement, Seller will provide Buyer with a listing of the deposits of the Branch Offices, sorted by postal zip code, and, based on this listing, and any other information available, Buyer and Seller will use Commercially Reasonable Efforts to determine jointly any customers who are assigned in Seller’s records to a Branch Office but who appear to be using one of Seller’s other branch offices and such customers’ deposits will be deemed to be included on Schedule 1.2(a)(ii) for all purposes of this Agreement; provided, however that such joint determination will be completed no less than ten days prior to the Measurement Date.  As used herein, the term “Deposit Liabilities” shall include all of the deposit accounts evidencing deposit products offered by Seller from the Branch Offices, including savings accounts, statement accounts, checking accounts, money market accounts, and certificates of deposit; provided, however, that there shall be excluded from the term “Deposit Liabilities” the Deposits identified on Schedule 1.2(a)(ii) with all of such excluded deposits being retained by Seller.”
Section 1.5 Schedule 1.3(a) to the Agreement is hereby amended to delete the items listed on Schedule A hereto, and such items will not constitute Excluded Personal Property but will, in accordance with Section 1.3 hereof, constitute Personal Property for purposes of the Agreement.  Schedule 1.3(a) to the Agreement is hereby further amended to add the items listed on Schedule B hereto, and such items will not constitute Personal Property but will, in accordance with Section 1.3 hereof, constitute Excluded Personal Property for purposes of the Agreement.

Section 1.6 Section 1.5 of the Agreement is hereby amended to insert at the end of the existing Section 1.5 the following:

“Buyer shall be solely responsible for costs associated with (i) removing and/or replacing any signs, logos, or other insignia indentifying or identified with Seller and (ii) packing and delivering to Seller those signs, logos, or other insignia identifying or identified with Seller set forth on Schedule 1.5.”

Section 1.7 Schedule 1.5 attached hereto is hereby added as Schedule 1.5 to the Disclosure Schedule to the Agreement.

Section 1.8 Section 2.3(a)(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(i)           the net book value of the Real Property and the Personal Property on the Records of Seller as of the Closing Date (the net book value of which as of March 31, 2010 is $5,446,697.21), excluding the net book value of the Assets with the following assets numbers, as identified on Schedule 1.1(e) hereof: asset numbers 26739, 0026185 and 0018118; plus”
Section 1.9 Section 2.3(a)(ix) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(ix)           the net amount of any prorated items owed by Seller to Buyer pursuant to Section 2.4; minus”
Section 1.10 Section 2.3(a) of the Agreement is hereby amended to add the following new Section 2.3(a)(x):

“(x)           $112,500.”
Section 1.11 Section 2.3(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b)           Closing Date Payment.  If the Purchase Price, calculated by Seller as set forth above but based upon the relevant values as of the close of business on the third business day prior to the Closing Date (the “Measurement Date”), is a positive number, then on the Closing Date Buyer shall transfer to Seller, by wire transfer in immediately available funds to an account designated by Seller, an amount which Seller estimates to be the amount of the Purchase Price.  If the Purchase Price, calculated by Seller as set forth above but based upon the relevant values as of the close of business on the Measurement Date, is a negative number, then on the Closing Date Seller shall transfer to Buyer, by wire transfer in immediately available funds to an account designated by Buyer, an amount which Seller estimates to be the amount of the Purchase Price (the Purchase Price so transferred by Buyer or Seller, as the case may be, is referred to herein as the “Estimated Purchase Price”); provided, however, that with respect to Seller’s calculation of the Estimated Purchase Price as of the Measurement Date, only those Preclosing Loans made at least 15 days or more prior to the Closing Date are required to be included therein; provided, further, for avoidance of doubt, all Preclosing Loans transferred to Buyer at the Closing and not included in Seller’s calculation of the Estimated Purchase Price as of the Measurement Date (because such Loans were entered into between 15 days prior to the Closing Date and the Closing Date), will be included in Buyer’s calculation of the Preliminary Statement.  The Estimated Purchase Price amount shall be set forth in a certificate executed by Seller setting forth in reasonable detail Seller’s calculation and delivered to Buyer by 3:00 p.m. Chicago time on the day following the Measurement Date, which amount and calculation shall be reasonably acceptable to Buyer.”

Section 1.12 Section 5.1(b)(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(iii)           (A) extend any new, or renew any existing, loan (or Commitment), credit, lease, or other type of financing or renew any such type of financing in which the maximum principal amount thereunder would pursuant to the terms thereof exceed $250,000 in principal amount, including when aggregated with any other such new extension or renewal for the same borrower, or (B)  purchase any loan participation interest, which does not meet Seller’s loan policy requirements as of the date of this Agreement; provided, however, that with respect to any Preclosing Loans which exceed $250,000 in principal amount, including when aggregated with any other such new extension or renewal for the same borrower, Buyer shall have five Business Days after receiving notice thereof and copies of all credit documentation that Seller has in its possession regarding such proposed loan or advance to advise Seller if it objects to any such loan, and any such loans so objected to by Buyer shall be excluded from the Assets, and any such loans consented to by Buyer shall be added to Schedule 1.1(d);”

Section 1.13 In Section 5.9(a)(iv) of the Agreement, the term “Permitted Exceptions” is hereby amended and restated in its entirety to read “Permitted Encumbrances.”

Section 1.14 In Section 7.4(a), Section 7.4(b) and Section 7.4(c) of the Agreement, each instance of the term “commercially reasonable efforts” is hereby amended and restated in its entirety to read “Commercially Reasonable Efforts.”

Section 1.15 Section 10.1(f) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(f)           With respect to any Deposit that has a negative balance as of the close of business on the Closing Date due to an overdraft caused by Seller’s final payment and settlement, on or before the Closing Date, of one or more checks, drafts or other items drawn against such account, other than any Deposit account that has been excluded as an asset or liability being acquired or assumed under the terms of this Agreement (the “Overdraft Items”), which negative balance continues to exist at the close of business on the fifth day after the Closing Date after exercise by Buyer of any setoff rights of which Buyer is aware, Buyer shall be entitled to reimbursement in immediately available funds from Seller for the amount of any such negative balance of which Buyer gives Seller notice within 15 days after the Closing Date, such notice to include for each Overdraft Item for which reimbursement is sought the corresponding account number, account holder’s name, account holder’s social security number, and the amount of overdraft for such Overdraft Item as of the Closing Date, and for the total amount of all Overdraft Items for which reimbursement is sought, any amount offset from such Overdraft Items, and the net amount to be reimbursed to Buyer.  Thereafter, Buyer shall continue as Seller’s agent, for a period of 60 days after the Closing Date, or such shorter period as Seller shall request, to assert set off rights and shall promptly forward the amount set off to Seller in immediately available funds.  Additionally, thereafter Buyer shall immediately deliver to Seller all Overdraft Items in Buyer’s possession (if any) for which Seller demands reimbursement and any payments or amounts received in respect thereof from time to time, and Seller shall be vested with all rights, title and interest in, to and in connection with such Overdraft Items which Buyer otherwise would have had, and Seller shall be entitled to enforce and collect all rights, remedies, claims, and causes of action against all persons and entities, including, without limitation, the drawer and depositor(s) which Seller or Buyer shall have or would have had in connection with the Overdraft Item.”

Section 1.16 Notwithstanding the ten day period set forth in Section 5.9(b)(i)(z), with respect to the Branch Office located in Knoxville, Illinois, Buyer and Seller agree to use Commercially Reasonable Efforts to negotiate and enter into promptly a lease for such Branch Office on terms and conditions agreed to by Buyer and Seller.

ARTICLE II
MISCELLANEOUS

                      Section 2.1                      Amendment and Modification.  This Amendment is entered into pursuant to Section 12.10 of the Agreement and is intended to amend and modify the Agreement as expressly set forth in ARTICLE I of this Amendment.

Section 2.2                      Counterparts; Delivery.  This Amendment may be executed in one or more counterparts and by facsimile or other electronic means, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.  Each executed signature page to this Amendment and to each agreement and certificate delivered by a party hereto pursuant to this Amendment may be delivered by any of the methods described in Section 12.1 of the Agreement, including via facsimile provided that such delivery is confirmed by the receiving party.

Section 2.3                      Ratification; Entire Agreement.  This Amendment will not affect any terms of the Agreement other than those amended by this Amendment and is intended to amend, alter or modify the Agreement only as expressly stated herein.  Except as amended by this Amendment, the Agreement remains in full force and effect, and is hereby ratified and acknowledged by each of the parties.  The Agreement (including the documents and the instruments referred to therein), as amended by this Amendment, and the Exhibits and the Disclosure Schedules (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b), except as provided herein, are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 2.4                      Severability.  Each term and provision of this Amendment constitutes a separate and distinct undertaking, covenant, term and/or provision hereof.  In the event that any term or provision of this Amendment shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other term or provision hereof; but this Amendment shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein.  Moreover, if any term or provision of this Amendment shall for any reason be held to be excessively broad as to time, duration, activity, scope or subject, the parties request that it be construed, by limiting and reducing it, so as to be enforceable to the fullest extent permitted under Applicable Law.

Section 2.5                      Authorization.  Each party hereto represents and warrants to the other party hereto that the execution, delivery and performance of this Amendment by such party have been duly and validly authorized and approved by the board of directors or other governing body of such party, and that no other proceedings (corporate or otherwise) on the part of such party is necessary to authorize this Amendment.

                      Section 2.6                      Interpretation.

(a) The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

(b) When a reference is made in this Amendment to a section or article, such reference shall be to a section or article of the Agreement unless otherwise clearly indicated to the contrary.

(c) Upon execution hereof, each reference in the Agreement to “this Agreement,” “hereby,” “hereunder,” “herein,” “hereof” or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.  Any and all notices, requests, certificates and other instruments executed and delivered prior to, on or after the date of this Amendment may refer to the Agreement without making specific reference to this Amendment, but nevertheless all references to the Agreement shall be a reference to such document as amended hereby.

(d) A reference to any party to this Amendment or any other agreement or document shall include such party’s successors and permitted assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to the Agreement have caused this Amendment to be executed by their duly authorized representatives as of the date of this Amendment.

FIRST MID-ILLINOIS BANK & TRUST, N.A.

By /s/ William S. Rowland
William S. Rowland
      Chairman and Chief Executive Officer

FIRST BANK

By /s/ Terrance M. McCarthy
      Terrance M. McCarthy
      Chairman, President and Chief Executive Officer